Exhibit 99.1

DRAFT NEWS RELEASE
FOR IMMEDIATE RELEASE

RLJ ACQUISITION INC.
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

BETHESDA, MD//MARCH 8, 2011//RLJ Acquisition, Inc. (the “Company”) announced today that commencing on March 9, 2011, the Company expects that the holders of the Company’s units, consisting of one share of its common stock and one warrant to purchase an additional share of its common stock, may elect to separately trade the common stock and warrants included in the Company’s units. Those units not separated will continue to trade on the Over-the-Counter Bulletin Board quotation system (the “OTCBB”) under the symbol RLJAU.OB, and each of the common stock and warrants will trade on the OTCBB under the symbols RLJA.OB and RLJAW.OB, respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Media Inquiries: Traci Otey Blunt, 240.744.7858 or press@rljcompanies.com
Business Inquiries: Lisa Warner Pickrum, 301.280.7703 or spac@rljcompanies.com